Exhibit 10.7

INDEMNIFICATION ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of [●], 2018 by and among [_] (the “Issuer”), the Underwriter whose name and address appears on the Information Sheet (as defined herein) attached to this Agreement and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004 (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Underwriting Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement (the “Registration Statement”) covering a proposed public offering of its securities (the “Securities”);

WHEREAS, the Underwriter proposes, pursuant to the terms of that certain Underwriting Agreement, dated as of [●], 2018, by and between the Underwriter and the Issuer (the “Underwriting Agreement”) to offer the Securities, as agent for the Issuer, for sale in an initial public offering on a “firm commitment” basis (the “Offering”);

WHEREAS, the Underwriting Agreement contemplates the execution and delivery of this Agreement and the deposit by Issuer at the closing of the Offering with the Escrow Agent of $500,000 in proceeds from the Offering (the “Escrow Amount”) in order to provide source of funding for certain indemnification obligations of the Issuer pursuant to the Underwriting Agreement, and the parties hereto wish such deposit to be subject to the terms and conditions set forth herein and in the Underwriting Agreement;

WHEREAS, the Issuer and the Underwriter propose to establish an Escrow Account (the “Escrow Account”), to which the Escrow Amount is be deposited, and the Escrow Agent is willing to establish the Escrow Account and the terms thereof are subject to the conditions hereinafter set forth;

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1	Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a pact hereof (the “Information Sheet”).

2	Establishment of the Bank Account.

2.1	The Escrow Agent shall establish a non-interest bank account at the branch of JP Morgan Chase selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of the Escrow Amount by the Issuer to the Escrow Agent, (b) the holding of the Escrow Amount and (c) the disbursement of the Escrow Amount, all as described herein.

3	Deposits to the Bank Account.

3.1	In connection with the disbursement of the proceeds from the Offering by the Underwriter, the Issuer shall instruct the Underwriter to deliver to the Escrow Agent, by wire transfer in accordance with the wire transfer instructions set forth on the Information Sheet, the Escrow Amount. Upon the Escrow Agent’s receipt of the Escrow Amount, it shall be credited to the Escrow Account.

3.2	Promptly after receiving the Escrow Amount as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. The Escrow Agent shall cause the Bank to process the Escrow Amount for collection through the banking system.

4	Disbursement from the Bank Account.

4.1	Promptly following the date that is twenty four (24) months after the closing of the Offering, the Escrow Agent shall retain in the Escrow Account such amount that is the subject of all claim notices delivered by the Underwriter to the Issuer in accordance with Section 5 of the Underwriting Agreement, and shall release and distribute the remaining balance of the Escrow Account, if any, to the Issuer (subject to withholding as applicable) pursuant to a Joint Release Instruction (as defined herein).

4.2	In the event that the Underwriter delivers a claim notice in accordance with Section 5 of the Underwriting Agreement on or prior to the day that is twenty four (24) months after the closing of the Offering, as applicable, the Escrow Agent shall continue to hold in escrow and shall not release, an amount of funds then held in escrow equal to the lesser of: (i) the amount claimed by the Underwriter which is payable to the Underwriter in accordance with the terms of Section 5 of the Underwriting Agreement (but not in any event in excess of the Escrow Amount); or (ii) the balance of the Escrow Account which is available for release and distribution to the Issuer. The portion of the Escrow Account in excess of the amount specified in clause (i) of the preceding sentence (as may be the subject of one or more timely delivered claim notices) shall be released by the Escrow Agent as specified in Section 4.1 (as may be applicable). With respect to the amounts specified in any such timely delivered claim notices, the Escrow Agent shall promptly disburse funds from the Escrow Account within three (3) Business Days after delivery to the Escrow Agent of: (i) a Joint Release Instruction, as may be directed in such Joint Release Instruction; or (ii) if the Underwriter and the Issuer are unable for any reason to issue a Joint Release Instruction (including in any case in which the Underwriter and the Issuer are unable to agree on the terms of a Joint Release Instructions), within ten (10) Business Days following the request of a party to issue such Joint Release Instruction, as specified in the terms of a Final Determination (as defined herein).

4.3	For purposes of this Agreement: (a) “Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks located in New York, New York, are obligated or authorized by applicable law to remain closed for business; (b) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued, together with (A) a certificate of the prevailing party to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing party; and (c) “Joint Release Instruction” means a joint written instruction of the Underwriter and the Issuer which is executed by the Underwriter and the Issuer, to the Escrow Agent directing the Escrow Agent to disburse all or a portion of the Escrow Fund, as applicable.

4.4	Upon disbursement of the Escrow Amount pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Amount.

5	Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1	The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Underwriting Agreement or any other agreement between the Underwriter and the Issuer nor shall the Escrow Agent be responsible for the performance by the Underwriter or the Issuer of their respective obligations under this Agreement.

5.2	The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.3	If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amount which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amount or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.4	The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing.

5.5	The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amount or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Escrow Amount or any part thereof.

6	Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer, the Underwriter and the Escrow Agent.

6.1	The Escrow Agent may resign for any reason upon thirty (30) business days’ written notice to the Issuer and the Underwriter. Should the Escrow Agent resign as herein provided, it shall not be required to make any disbursement or otherwise dispose of the Escrow Amount, but its only duty shall be to hold the Escrow Amount until they clear the banking system for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer, the Underwriter and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Escrow Amount, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer, the Underwriter and a successor escrow agent, then the resigning Escrow Agent shall promptly deposit the Escrow Amount with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Amount with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Underwriter for any actual and reasonable expenses incurred in connection with its resignation, transfer of the Escrow Amount to a successor escrow agent or distribution of the Escrow Amount pursuant to this Section 6.

7	Representations and Warranties. The Issuer and the Underwriter hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1	No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2	No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amount or any part thereof.

7.3	Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of the Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8	Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Underwriter jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Escrow Amount, the Escrow Agent shall have a lien thereupon to the extent of its fees for services as Escrow Agent.

9	Indemnification and Contribution.

9.1	The Issuer and the Underwriter (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “ Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by a third party against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2	If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3	The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Amount, resignation of the Escrow Agent or otherwise.

10	Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11	Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer or the Underwriter, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

12	Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13	Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

14	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE ISSUER		CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:		By:
	Name:		Name:
	Title:		Title:

THE UNDERWRITER

By:
Name:
Title:

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name:

Address:

Attention:

2.	The Underwriter

Name:

Address:

Attention: __________

3.	Title of Escrow Account

“CST&T as agent for [_]”

4.	Escrow Agent Fees and Charges

$5,000.00 for 24 months: $[●] payable at signing of the Escrow Agreement, plus $[●] prior to the Closing. (Note: $250.00 online “view only” access to the bank account is included). A fee of $500 will be payable for document review services related to each amendment/extension to the Escrow Agreement. Should the Escrow Agent continue for more than eighteen months, the Escrow Agent shall receive a fee of $600.00 per month, or any portion thereof, payable in advance or the first business day of the month.

Claims service, per claim $750.00.

Distribution charges:

$10.00 per check

$50.00 per wire

$100.00 per check returned (NSF) check

$100.00 lost check replacement fee

$50.00 per DWAC (share movement to DTC)

5	Escrow Agent Wire Transfer Instructions

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